UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2016

BROWNIE’S MARINE GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 NW 25th Avenue, Suite 1, Pompano Beach, Florida	33069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 462-5570

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Effective April 15, 2016 Trebor Industries, Inc. (“Trebor”), a wholly owned subsidiary of Brownie’s Marine Group, Inc. (the “Company”), entered into an employment agreement with Alexander F. Purdon, a former employee of Trebor and affiliate of the Company (the “Employee”). Under the terms of the agreement the Employee agreed to provide business and sales services to the Company through August 31, 2016. Wages due to Employee shall be payable at the sole discretion of the Company in shares of its restricted common stock at a price per share of $0.10 cents per share. Furthermore, as additional consideration for the Company to enter into the agreement, the Employee will tender 28,403,252 shares of the Company’s common stock beneficially owned by the Employee to the Company. The shares will be retired and returned to the Company’s treasury without further consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.

By:	/s/ Robert Carmichael
Robert Carmichael
Chief Executive Officer

Date: April 18, 2016